As filed with the Securities and Exchange Commission on September 12, 2024

Registration No. 333-281952

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wallbox N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	3790	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Carrer del Foc, 68

Barcelona, Spain 08038

Tel: +34 930 181 668

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Wallbox USA Inc.

800 W. El Camino Real, Suite 180

Mountain View, CA 94040

Tel: +1 (888) 787-5780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson Latham & Watkins LLP 811 Main Street, Suite 3700 Houston, TX 77002 Tel: (713) 546-5400	Jose Antonio Sànchez Latham & Watkins LLP Plaza de la Independencia 6 Madrid 28001 Spain Tel: +34 91 791 5000	Michel van Agt Loyens & Loeff Parnassusweg 300 1081 LC Amsterdam The Netherlands Tel: +31 20 578 57 85

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Wallbox N.V., a Dutch public limited liability company (naamloze vennootschap) (the “Company”) is filing this Amendment No. 1 to its registration statement on Form F-3 (File No. 333-281952) originally filed on September 5, 2024 (the “Registration Statement”) as an exhibit-only filing solely to file an updated Opinion of Loyens & Loeff N.V. as Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 9 of Part II of the registration statement, the signature pages to the registration statement, and the exhibits hereto. The prospectus and the balance of Part II of the registration statement are unchanged hereby and have been omitted.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 9.	Exhibits

Exhibit Number	Exhibit Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

2.1*	Form of Subscription Agreement	6-K	001-40865	2.1	7/31/24

3.1*	Articles of Association of Wallbox N.V.	6-K	001-40865	3.1	10/1/21

4.1*	Warrant Agreement, dated July 30, 2024, by and between Generac Power Systems, Inc. and Wallbox N.V.

4.2*	Warrant Agreement, dated July 30, 2024, by and between Generac Power Systems, Inc. and Wallbox N.V.

5.1†	Opinion of Loyens & Loeff.

23.1*	Consent of BDO Bedrijfsrevisoren BV, independent registered public accounting firm.

23.2*	Consent of Ernst & Young, S.L., independent registered public accounting firm.

23.3†	Consent of Loyens & Loeff (including in Exhibit 5.1)

24.1*	Power of Attorney (included on the signature page of the Registration Statement).

107*	Calculation of Filing Fee Tables.

*	Previously filed.
†	Filed Herein.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Barcelona on the 12th day of September 2024.

Wallbox N.V.

By:	/s/ Enric Asunción Escorsa
Name: Enric Asunción Escorsa
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the 12th day of September 2024.

Signature	Capacity

/s/ Enric Asunción Escorsa Enric Asunción Escorsa	Chief Executive Officer, Executive Director (Principal Executive Officer)

/s/ Luis Boada Luis Boada	Chief Financial Officer (Principal Financial and Principal Accounting Officer)

* Beatriz González Ordóñez	Non-Executive Director

* Anders Pettersson	Non-Executive Director

* César Ruipérez Cassinello	Non-Executive Director

* Donna J. Kinzel	Non-Executive Director

* Pol Soler	Non-Executive Director

* Francisco Riberas	Non-Executive Director

* Justin Mirro	Non-Executive Director

* Dr. Dieter Zetsche	Non-Executive Director

* Jordi Lainz	Non-Executive Director

* Ferdinand Schlutius	Non-Executive Director

* Paolo Capinoti	Non-Executive Director

*By:	/s/ Luis Boada
Luis Boada
Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirement of the Securities Act, the undersigned, the duly authorized representative in the United States of Wallbox N.V., has signed this registration statement on the 12th day of September 2024.

Wallbox USA Inc.

By:	/s/ Douglas Alfaro
Name: Douglas Alfaro
Title: General Manager, North America